Exhibit 99.1

CubeSmart Announces Pricing of $550 Million 2.25% Senior Unsecured Notes Due 2028 and $500 Million 2.50% Senior Unsecured Notes Due 2032

Company Release - 11/18/2021

MALVERN, Pa., Nov. 18, 2021 (GLOBE NEWSWIRE) -- CubeSmart (NYSE: CUBE) (the “Company” or “CubeSmart”), the third-largest owner and operator of self-storage properties in the United States, today announced that its operating partnership, CubeSmart, L.P. (the “Operating Partnership”), priced an offering of $550 million aggregate principal amount of 2.25% senior unsecured notes due 2028 (the “2028 Notes”) and $500 million aggregate principal amount of 2.50% senior unsecured notes due 2032 (the “2032 Notes” and together with the 2028 Notes, the “Notes”) in an underwritten public offering. The 2028 Notes were priced at 99.515% of the principal amount with a yield to maturity of 2.325%, and the 2032 Notes were priced at 99.219% of the principal amount with a yield to maturity of 2.587%. The Notes will be fully and unconditionally guaranteed by CubeSmart. The offering of the Notes is expected to close on November 30, 2021, subject to the satisfaction of customary closing conditions.

The Operating Partnership intends to use the net proceeds from the offering of the Notes to fund a portion of the purchase price of its pending acquisition of LAACO, Ltd. (“LAACO”) and transaction-related expenses. Through the acquisition, the Operating Partnership will acquire a portfolio of 59 open and operating self-storage properties that contain an aggregate of approximately 4.4 million rentable square feet, which includes two self-storage properties owned and operated by two joint ventures owned fifty percent by LAACO (the “Storage West Portfolio Acquisition”). If the Storage West Portfolio Acquisition is not consummated for any reason, or if and to the extent the net proceeds from the offering exceed the amount necessary to fund a portion of the purchase price for the Storage West Portfolio Acquisition, the Operating Partnership intends to use the net proceeds from the offering of the Notes and any such excess amount of the net proceeds from the offering of Notes, for general business purposes, which may include funding acquisitions and other investment opportunities and the repayment or repurchase of existing indebtedness.

Wells Fargo Securities, PNC Capital Markets LLC and US Bancorp are acting as joint book-running managers for the offering. Barclays, BofA Securities and Regions Securities LLC are acting as senior co-managers for the offering. BMO Capital Markets, Stifel and Truist Securities are acting as co-managers for the offering.

This offering of the Notes will be made under CubeSmart's existing automatic shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2020. The offering of the Notes will be made only by means of a prospectus and a related prospectus supplement, when available. The prospectus supplement related to this public offering and accompanying prospectus will be filed with the SEC. Copies of the prospectus and related prospectus supplement for this offering may be obtained by contacting:

Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, or by telephone at 1 (800) 645-3751, or by email at wfscustomerservice@wellsfargo.com; PNC Capital Markets LLC, Attention: Investment Operations, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, by or telephone at: 855-881-0697, or by email at pnccmprospectus@pnc.com; and U.S. Bancorp Investments, Inc., Attention: High Grade Syndicate, 214 North Tryon Street, 26th Floor, Charlotte, NC 28202, or by telephone at: (877) 558-2607.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. CubeSmart owns or manages 1,251 self-storage properties across the United States. According to the 2021 Self Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

The Company’s mission is to simplify the organizational and logistical challenges created by the many life events and business needs of its customers – through innovative solutions, unparalleled service, and genuine care. The Company's self-storage properties are designed to offer affordable, easily accessible, and, in most locations, climate-controlled storage space for residential and commercial customers.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. For example, the fact that this offering has priced may imply that this offering will close, but the closing of the offering is subject to conditions customary in transactions of this type and may be delayed or may not occur at all. No assurance can be given that the offering discussed above will be consummated, or that the net proceeds of the offering will be used as indicated. Consummation of the offering and the application of the net proceeds of the offering are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to us, including, without limitation, market conditions. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this press release, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements, as applicable. All of our forward-looking statements, including those contained in this press release are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this press release. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in this press release and our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the SEC. These risks include, but are not limited to, the following:

•	delay in closing the Storage West Portfolio Acquisition or the possibility of non-consummation of the Storage West Portfolio Acquisition;
•	our inability to invest the net proceeds of this offering at attractive yields in the event that the Storage West Portfolio Acquisition is not consummated;
•	our failure to identify liabilities that we will assume, or our underestimate of the amount or significance of liabilities that we will assume, upon consummation of the Storage West Portfolio Acquisition;
•	limitations on our ability to recover damages we may suffer on account of inaccurate representations and warranties of LAACO in the Agreement and Plan of Merger with LAACO (the “Merger Agreement”);
•	difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to consummate the Storage West Portfolio Acquisition or our ability to grow;
•	the possibility that we may not realize the benefits we expect to realize from consummating the Storage West Portfolio Acquisition pursuant to the timing we expected, or at all;
•	our inability to effectively integrate LAACO and its underlying assets into our portfolio;
•	the risk that we may not satisfy certain tests to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, and may incur unexpected tax liabilities, if LAACO was not a publicly traded partnership, 90% or more of whose gross income in each tax year during which it was publicly traded partnership was “qualifying income” under Section 7704 of the Internal Revenue Code of 1986, as amended;
•	the failure of the Storage West Portfolio Acquisition to perform after acquisition as we expect and to realize anticipated cost savings and other synergies;
•	adverse changes in the national and local economic, business, real estate and other market conditions;
•	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
•	the failure to execute our business plan;

•	adverse impacts from the COVID-19 pandemic, other pandemics, quarantines and stay at home orders, including the impact on our ability to operate our self-storage properties, the demand for self-storage, rental rates and fees and rent collection levels;
•	reduced availability and increased costs of external sources of capital;
•	financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future indebtedness;
•	increases in interest rates and operating costs;
•	counterparty non-performance related to the use of derivative financial instruments;
•	risks related to our ability to maintain our qualification as a REIT for federal income tax purposes;
•	the failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;
•	increases in taxes, fees and assessments from state and local jurisdictions;
•	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
•	reductions in asset valuations and related impairment charges;
•	cyber security breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;
•	changes in real estate, zoning use and occupancy laws or regulations;
•	risks related to or a consequence of natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that affect the markets in which we operate;
•	potential environmental and other liabilities;
•	governmental, administrative and executive orders and laws, which could adversely impact our business operations and customer and employee relationships;
•	uninsured or uninsurable losses and the ability to obtain insurance coverage or recovery from insurance against risks and losses;
•	our ability to attract and retain talent in the current labor market;
•	other factors affecting the real estate industry generally or the self-storage industry in particular; and
•	other risks identified in the prospectus supplement relating to this offering and our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the SEC.

Given these uncertainties and risks, readers are cautioned not to place undue reliance on forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included in this press release, whether as a result of new information, future events or otherwise except as may be required by securities laws. Because of the factors referred to above, the future events discussed in this press release may not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements.

Company Contact:

Josh Schutzer

Vice President, Finance

(610) 535-5700